Exhibit 99.1


                                            FOR ADDITIONAL INFORMATION, CONTACT:
[ARTISOFT LOGO]                                                     Duncan Perry
                                                               617-354-0600 x201
                                                             dperry@artisoft.com

                         ARTISOFT RECEIVES NASDAQ NOTICE

CAMBRIDGE, MA - MARCH 21, 2003 - Artisoft(C), Inc. (NASDAQ: ASFT), developer of the first software-based phone system, today announced that it has received a NASDAQ Staff Determination indicating that the company failed to regain compliance with the bid price minimum requirement for continued listing set forth in Marketplace Rule 4310(c)(4) during the 180 calendar day compliance period afforded to the company in accordance with NASDAQ rules. Accordingly, the company's common stock is subject to delisting from the NASDAQ SmallCap Market.

As permitted by NASDAQ rules, the company intends to make a timely request for a hearing before a NASDAQ listing qualifications panel to review the staff determination. The company's request stays the delisting process until a determination is made by the listing qualifications panel.

The company had anticipated the Determination notice and has scheduled a stockholder meeting for April 22, 2003, at which time it expects to seek the approval of its stockholders of a proposed 6-for-1 reverse split of its common stock. The company believes the reverse stock split will restore its compliance with Marketplace Rule 4310(c)(4) prior to any delisting of its common stock from the NASDAQ SmallCap Market. The reverse stock split is subject to the approval of Artisoft's stockholders.

If the company's request for continued listing on the NASDAQ SmallCap Market is denied, the listing of the company's common stock may be transferred to the OTC-Bulletin Board

"We are confident that the reverse stock split we have proposed to our stockholders will address NASDAQ's concerns and allow us to retain our current listing," said Steve Manson, president and CEO of Artisoft. "We remain optimistic about the company's opportunities and look forward to dealing with this issue in a timely manner."

ABOUT ARTISOFT
Artisoft, Inc. is a leading developer of open, standards-based telephone systems that bring together voice and data for more powerful and productive communications. Artisoft's TeleVantage delivers greater functionality, flexibility, and value than proprietary PBXs to a variety of customers, from small offices to large enterprise organizations with sophisticated call centers. Artisoft's innovative software products have consistently garnered industry recognition, winning more than 30 awards for technical excellence. The company distributes its products and services worldwide through a dedicated and growing channel of authorized resellers. For more information, please call 800-914-9985 or visit our website at http://www.artisoft.com.

                                      # # #

FORWARD-LOOKING STATEMENTS:
This press release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important facts and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address the possible delisting of the company's common stock from the NASDAQ SmallCap Market and related matters, the approval and effects of a proposed 6-for-1 reverse split of the company's common stock and the possible listing of the company's common stock on the OTC-Bulletin Board. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the proposed reverse stock split may not be approved by the company's stockholders; the proposed reverse stock split, if approved, may not result in a minimum bid price of the company's common stock at or above the $1.00 minimum bid price required by Marketplace Rule 4310(c)(4) for the required ten consecutive trading days required by NASDAQ or at all; the NASDAQ listing qualifications panel may not approve the company's request for continued listing on the NASDAQ SmallCap market; and if delisted from the NASDAQ SmallCap Market, the company's common stock may not be eligible for listing on the OTC-Bulletin Board; the availability of additional financing on terms acceptable to the company or at all; risks associated with the company's strategic alliances; the impact of competitive products and pricing; product demand and market acceptance risks; the presence of competitors with greater financial resources; product development and commercialization risks; costs associated with integration and administration of acquired operations; capacity and supply constraints or difficulties; and other factors detailed in the company's filings with the Securities and Exchange Commission, including its recent filing on Form 10-Q. The company cautions readers to consider carefully the foregoing factors and other such factors. Further, the company's forward-looking statements speak only as of the date on which such statements are made. The company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.


ARTISOFT AND TELEVANTAGE ARE REGISTERED TRADEMARKS OF ARTISOFT, INC. ALL OTHER COMPANY AND PRODUCT NAMES MENTIONED MAY BE TRADEMARKS OR REGISTERED TRADEMARKS OF THE RESPECTIVE COMPANIES WITH WHICH THEY ARE ASSOCIATED.